                                                    [EXECUTION COPY]

                                                                   EXHIBIT 10.19


                         CAPITAL CONTRIBUTION AGREEMENT


     CAPITAL CONTRIBUTION AGREEMENT, dated as of July 15, 1996, among SPRINT CORPORATION, a Kansas corporation ("Sprint"), TELE-COMMUNICATIONS, INC., a
                                    ------
Delaware corporation ("TCI"), COMCAST CORPORATION, a Pennsylvania corporation
                       ---
("Comcast"), COX COMMUNICATIONS, INC., a Delaware corporation ("Cox", and
- - ---------                                                       ---
collectively with Sprint, TCI and Comcast, the "Parents"), and SPRINT SPECTRUM
                                                -------
L.P., a Delaware limited partnership (the "Borrower").
                                           --------


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Parents, through subsidiaries, indirectly are the sole limited and general partners of Holding (as defined below); and

     WHEREAS, Holding is the sole general partner of the Borrower;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Defined Terms.  (a)  As used in this Capital Contribution Agreement,
         -------------
the following terms shall have the following meanings:

               "APC":  American PCS, L.P., a Delaware limited partnership.
                ---

               "Business Day":  a day other than a Saturday, Sunday or other day
                ------------
          on which commercial banks in New York City or Kansas City, Missouri are authorized or required by law to close.

               "Capital Contribution Agreement":  this Capital Contribution
                ------------------------------
          Agreement, as amended, supplemented or otherwise modified from time to time.

               "Contractual Obligations":  as to any Person, any provision of
                -----------------------
          any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Contribution Amount":  with respect to any Contribution
                -------------------
          Certificate, the amount, if any, specified in such Contribution Certificate as the amount by which the expected cash expenditures of the Borrower and its Restricted Subsidiaries during the period of three months following the
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                                                                               2



          date of such Contribution Certificate exceeds the cash, cash equivalents and borrowing availability of the Borrower and its Restricted Subsidiaries on the date of such Contribution Certificate plus their expected cash receipts from sources other than borrowings during such period.

               "Contribution Certificate":  a certificate of the Chief Executive
                ------------------------
          Officer, President, Chief Financial Officer or Treasurer of the Borrower, substantially in the form of Exhibit A to this Capital Contribution Agreement, delivered to each Parent (with a copy to the Corporate Trustee) pursuant to Section 3, which specifies in reasonable detail (a) the cash, cash equivalents and borrowing availability of the Borrower and its Restricted Subsidiaries on the date of such certificate plus their expected cash receipts from sources other than borrowings during the period of three months following the date of such certificate and (b) the expected cash expenditures of the Borrower and its Restricted Subsidiaries for such period.

               "Corporate Trustee":  as defined in the Trust Agreement.
                -----------------

               "EquipmentCo":  Sprint Spectrum Equipment Company, L.P., a
                -----------
          Delaware limited partnership.

               "Governmental Authority":  any nation or government, any state or
                ----------------------
          other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Holding":  Sprint Spectrum Holding Company, L.P., a Delaware
                -------
          limited partnership, the general partner of the Borrower.

               "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
                ----
          arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

               "Partnership Agreement":  the Amended and Restated Agreement of
                ---------------------
          Limited Partnership of Holding, dated as of January 31, 1996, among the Partnership Subsidiaries, as amended, supplemented or otherwise modified from time to time.

               "Partnership Subsidiary":  with respect to Sprint, Sprint
                ----------------------
          Enterprises, L.P.; with respect to TCI, TCI Telephony Services, Inc.; with respect to Comcast, Comcast Telephony Services; and with respect to Cox; Cox Telephony Partnership.
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                                                                               3

               "Percentage Interest":  with respect to Sprint, 40%; with respect
                -------------------
          to TCI, 30%; with respect to Comcast, 15%; and with respect to Cox, 15%.

               "Person":  an individual, partnership, corporation, business
                ------
          trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Public Debt Rating":  with respect to any Person, the actual or
                ------------------
          implied rating of such Person's senior long-term unsecured debt by a Rating Agency.

               "Rating Agency":  each of Standard and Poor's Ratings Services
                -------------
          and Moody's Investors Service, Inc.

               "RealtyCo":  Sprint Spectrum Realty Company, L.P., a Delaware
                --------
          limited partnership.

               "Restricted Subsidiary":  any Subsidiary of the Borrower that is
                ---------------------
          not an Unrestricted Subsidiary.

               "Requirement of Law":  as to any Person, the partnership
                ------------------
          agreement, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Secured Instruments":  as defined in the Trust Agreement.
                -------------------

               "Specified Affiliate Debt":  any indebtedness incurred by an
                -------------------------
          affiliate of the Borrower (a) the debt service in respect of which the Borrower is entitled to fund through the making of distributions that are permitted by all Secured Instruments then in existence and (b) which has been identified as such by the Borrower in a written notice delivered by the Borrower to the Trustee.

               "Subsidiary":  as to any Person, a corporation, partnership or
                ----------
          other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of
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                                                                               4

          which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

               "Triggering Event":  any delivery by the Borrower to the Parents
                ----------------
          (with a copy to the Corporate Trustee) pursuant to Section 3 of a Contribution Certificate showing a Contribution Amount for the three month period covered by such Contribution Certificate.

               "Trust Agreement":  the Trust Agreement to be entered into among
                ---------------
          the Borrower, First Union National Bank, as corporate trustee, and Kenneth D. Benton, as individual trustee, as amended, supplemented or otherwise modified from time to time.

               "Unrestricted Subsidiary":  APC and any other Subsidiary of the
                -----------------------
          Borrower (other than WirelessCo, EquipmentCo and RealtyCo) that the Borrower designates as an Unrestricted Subsidiary in accordance with the applicable provisions of the Secured Instruments, provided,
                                                                --------
          however, that the Borrower may cause any Unrestricted Subsidiary to
          -------
          become a Restricted Subsidiary to the extent permitted by the applicable provisions of the Secured Instruments.

               "WirelessCo":  WirelessCo, L.P., a Delaware limited partnership.
                ----------

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Capital Contribution Agreement shall refer to this Capital Contribution Agreement as a whole and not to any particular provision of this Capital Contribution Agreement, and Section and paragraph references are to this Capital Contribution Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.  Capital Contribution.  (a)  Upon the occurrence of a Triggering Event,
         --------------------
each Parent shall contribute, or shall cause to be contributed, to the Borrower such Parent's Percentage Interest of the Contribution Amount applicable to such Triggering Event within 5 Business Days of the occurrence of such Triggering Event; provided, however, that no Parent shall be required to contribute in the
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aggregate more than that amount which is equal to (i) its Percentage Interest of the sum of (A) $1,000,000,000, (B) the Agreed Value of the License Contribution and (C) the Agreed Value of the Omaha License (calculated as of the earlier of the date on which the Omaha License is contributed or the date that the Contribution Certificate to which the Triggering Event relates is delivered)
less (ii) the sum of (A) the amount of any cash equity contributions not otherwise required to be made pursuant to this paragraph that are made by such Parent or any of its Subsidiaries (through one or more intermediate partnerships or
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                                                                               5

corporations) to the Borrower subsequent to December 31, 1995 (other than cash equity contributions which are the proceeds of Specified Affiliate Debt or which are used to fund the acquisition of any entity which does not become a Restricted Subsidiary upon such acquisition), (B) such Parent's Percentage Interest of the amount of the aggregate cash proceeds of equity capital (other than equity capital which is the proceeds of Specified Affiliate Debt) obtained by the Borrower from sources other than the Parents or any of their respective Subsidiaries subsequent to December 31, 1995 and (C) in the case of Cox, the Agreed Value of the License Contribution and the Agreed Value of the Omaha License (calculated as of the earlier of the date on which the Omaha License is contributed or the date that the Contribution Certificate to which the Triggering Event relates is delivered). As used in this Section 2, the terms "Agreed Value," "License Contribution" and "Omaha License" have the meanings given to them in the Partnership Agreement.

     (b) Each contribution made, or caused to be made, by each Parent pursuant to paragraph (a) of this Section 2 and Section 5 shall be deemed a contribution made by such Parent's Partnership Subsidiary to Holding pursuant to Section 2 of the Partnership Agreement and a contribution by Holding to the Borrower.

     3.  Delivery of Contribution Certificates.  The Borrower may deliver
         -------------------------------------
Contribution Certificates hereunder as frequently as it shall deem necessary in order to prevent the occurrence of any cash shortfall while this Capital Contribution Agreement is in effect, and in any event the Borrower shall deliver Contribution Certificates not less frequently than once each fiscal quarter while this Capital Contribution Agreement is in effect.

     4.  Payments.  The contributions made hereunder by the Parents will be paid
         --------
to the Borrower without set-off or counterclaim in U.S. dollars and in immediately available funds to such account as the Borrower shall from time to time notify the Parents in writing.

     5.  Parent(s) Failure to Make Contribution(s).  If any Parent fails to make
         -----------------------------------------
any contribution required to be made by it under the terms of this Capital Contribution Agreement, any one or all of the other Parents may, but shall not be obligated to, make such contribution in addition to its own contribution in accordance with (i) the same procedures that would be applicable if the capital call had been made under the Partnership Agreement or (ii) such other procedures as the Parents may agree upon.

     6.  Valid Obligations.  The obligations of the Parents under this Capital
         -----------------
Contribution Agreement are enforceable against the Parents without regard to the legality, validity or enforceability of any obligations of the Borrower, including the Secured Obligations, and without regard to any modification of such obligations that may be effected, with or without the consent of the
Parents.
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                                                                               6

     7.  Representations and Warranties.  Each Parent hereby represents and
         ------------------------------
warrants that:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

     (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Capital Contribution Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Capital Contribution Agreement;

     (c) this Capital Contribution Agreement constitutes a legal, valid and binding obligation of such Parent, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

     (d) the execution, delivery and performance of this Capital Contribution Agreement will not violate in any material respect any provision of any Requirement of Law or Contractual Obligation of such Parent and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Parent pursuant to any such Requirement of Law or Contractual Obligation of such Parent; and

     (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Capital Contribution Agreement, other than any of the foregoing that have been obtained and are in full force and effect.

     8.  Notices.  (a)  All notices, requests and demands hereunder to or upon
         -------
the Borrower or any Parent to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested, or (iii) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to such Parent or the Borrower at its address or transmission number for notices set forth under its signature below.

     (b) The Parents and the Borrower may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.
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                                                                               7

     9.  Severability.  Any provision of this Capital Contribution Agreement
         ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.   Expenses of Enforcement.  Each Parent agrees to pay or reimburse the
           -----------------------
Borrower for all out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred in enforcing such Parent's obligations hereunder.

     11.   Integration.  This Capital Contribution Agreement represents the
           -----------
agreement of the Parents with respect to the subject matter hereof, and there are no promises or representations by the Borrower or the Parents relative to the subject matter hereof not reflected herein (including by reference to the Partnership Agreement). This Capital Contribution Agreement is in addition to the Partnership Agreement but (except as provided in Section 2(b)), does not supersede or otherwise modify any provisions of the Partnership Agreement.

     12.   Amendments in Writing.  None of the terms or provisions of this
           ---------------------
Capital Contribution Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the parties hereto.

     13.  Section Headings.  The Section headings used in this Capital
          ----------------
Contribution Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     14.  Successors and Assigns.  (a)  This Capital Contribution Agreement
          ----------------------
shall be binding upon and inure to the benefit of each of the parties hereto and their successors and assigns; provided that no Parent may assign any of its
                              --------
obligations hereunder unless such Parent ceases to own directly or indirectly any interest in Holding, in which event such Parent may assign its obligations hereunder to the parent/parents of the entity/entities which has/have acquired such Parent's direct or indirect interest in Holding, and such Parent shall be automatically released from its obligations hereunder as a result of such assignment if, after giving effect to such assignment and assumption by such assignee of such assignor Parent's obligations hereunder, such assignee has a Public Debt Rating by either Rating Agency at least equivalent to the lower of
(i) the Public Debt Rating of such assignor Parent by such Rating Agency on the date of this Capital Contribution Agreement and (ii) the Public Debt Rating of such assignor Parent by such Rating Agency immediately prior to such assignment.

     (b) The Parents hereby acknowledge that the Borrower has granted the Corporate Trustee the right to enforce this Capital Contribution Agreement on the Borrower's behalf, and the Parents hereby consent thereto.
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                                                                               8

     15.  Submission to Jurisdiction; Waivers.  Each Parent hereby irrevocably
          -----------------------------------
and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Capital Contribution Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Parent at its address set forth under its signature below or at such other address of which the Borrower shall have been notified pursuant hereto; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     16.  Governing Law.  This Capital Contribution Agreement shall be governed
          -------------
by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, each of the undersigned has caused this Capital Contribution Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                              SPRINT CORPORATION


                              By: /s/ Theodore H. Schell
                                 ---------------------------------------
                                 Title: Senior Vice President

                              Address for Notices:
                              Sprint Enterprises, L.P.
                              2330 Shawnee Mission Parkway
                              Westwood, Kansas  66205
                              Attention:  Chief Financial Officer
                              Fax:  (913) 624-8426
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                                                                               9

                                     with a copy to:

                              Sprint Enterprises, L.P.
                              2330 Shawnee Mission Parkway
                              Westwood, Kansas  66205
                              Attention:  Corporate Secretary
                              Fax:  (913) 624-2256


                              TELE-COMMUNICATIONS, INC.

                              By: /s/ Brendan Clouston
                                 ---------------------------------------
                                 Title: Executive Vice President

                              Address for Notices:
                              Tele-Communications, Inc.
                              5619 DTC Parkway
                              Englewood, Colorado  80111-3000
                              Attention:  Brendon Clouston, Executive Vice
                                            President
                              Fax:  303-488-3200

                                    with a copy to:

                              Baker & Botts, L.L.P.
                              599 Lexington Avenue
                              Suite 2900
                              New York, New York  10022-6030
                              Attention:  Elizabeth M. Markowski
                              Fax:  212-705-5125
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                                                                              10

                              COMCAST CORPORATION


                              By: /s/ Lawrence Smith
                                 ---------------------------------------
                                 Title:

                              Address for Notices:
                              Comcast Corporation
                              1500 Market Street
                              Philadelphia, Pennsylvania  19102-2148
                              Attention:  General Counsel
                              Fax:  215-981-7794


                              COX COMMUNICATIONS, INC.


                              By: /s/ James O. Robbins
                                 ---------------------------------------
                                 Title: President

                              Address for Notices:
                              Cox Communications, Inc.
                              1400 Lake Hearn Drive
                              Atlanta, Georgia  30319-1464
                              Attention:  James O. Robbins, President
                              Fax:  404-843-5804

                                    with a copy to:

                              Dow, Lohnes & Albertson
                              1200 New Hampshire Avenue, N.W.
                              Suite 800
                              Washington, D.C.  20036-6802
                              Attention:  David D. Wild
                              Fax:  202-776-2222
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                                                                              11

                              SPRINT SPECTRUM L.P.


                              By: /s/ Robert M. Neumeister
                                 ---------------------------------------
                                 Title: CFO

                              Address for Notices:
                              Sprint Spectrum L.P.
                              4717 Grand Avenue, 5th Floor
                              Kansas City, Missouri  64115
                              Attention: Treasurer
                              Fax:  816-559-1490

                                    with a copy to:

                              Sprint Spectrum L.P.
                              4900 Main Street, 12th Floor
                              Kansas City, Missouri  64113
                              Attention:  General Counsel
                              Fax:  816-559-2591